                                                                    EXHIBIT 10.2

                           PURCHASE AND SALE AGREEMENT

                  Seller:       CISCO SYSTEMS, INC.,
                                A CALIFORNIA CORPORATION

                  Buyer:        NETWORK APPLIANCE, INC.,
                                A DELAWARE CORPORATION

                  Dated as of:  July_______, 2004

                  Property:     Research Triangle Park Site 12
                                Buildings 13, 14 and 15
                                7301-13 Kit Creek Road
                                7301-14 Kit Creek Road
                                7301-15 Kit Creek Road
                                Research Triangle Park, North Carolina 27709

                            SUBMISSION NOT AN OPTION

    THE SUBMISSION OF THIS AGREEMENT FOR EXAMINATION AND NEGOTIATION DOES NOT CONSTITUTE AN OFFER TO SELL, A RESERVATION OF, OR OPTION FOR THE PROPERTY AND
   SHALL VEST NO RIGHT IN ANY PARTY. BUYER OR ANYONE CLAIMING UNDER OR THROUGH
    BUYER SHALL HAVE THE RIGHTS TO THE PROPERTY AS SET FORTH HEREIN AND THIS
      AGREEMENT SHALL BECOME EFFECTIVE AS A AGREEMENT ONLY UPON EXECUTION, ACKNOWLEDGMENT AND DELIVERY THEREOF BY SELLER AND BUYER, REGARDLESS OF ANY
WRITTEN OR VERBAL REPRESENTATION OF ANY AGENT, MANAGER OR EMPLOYEE OF SELLER TO
                                  THE CONTRARY.

                           PURCHASE AND SALE AGREEMENT

         Buyer and Seller hereby enter into this Purchase and Sale Agreement (this "Agreement"), intending to be legally bound hereby, as of July ____, 2004 (the "Effective Date") (i.e., the date both parties have executed this Agreement).

         1.       DEFINED TERMS:

                  a. The terms listed below shall have the following meanings throughout this Agreement:

Buyer:                     Network Appliance, Inc., a Delaware corporation

Buyer's Address:           495 East Java Drive
                           Sunnyvale, California 94089
                           Attn: Vice President, Work Place Resources

Closing Date:              The Effective Date, or such later date (but no later
                           than July 30, 2004) as may be agreed to in writing between Buyer and Seller.

Improvements:              A four story office building (Building 13), a three
                           story office building (Building 14), and a three story office building (Building 15), all with accessory surface parking areas and other improvements located on or affixed to the Land, including any and all, heating, air conditioning and ventilation lines, utilities and boilers, fixtures, parking areas, and landscaping.

Leases:                    None.

Land: That certain parcel of land located in Research Triangle Park, Wake County, North Carolina, more particularly described on Exhibit A attached hereto, together with all rights and interests appurtenant thereto.

Operating

Agreements:                (i) all assignable contracts and agreements
                           (collectively, the "Service Contracts") (it being understood that there are no Service Contracts), and
                           (ii) all assignable licenses, permits, plans, drawings, soils reports, engineering reports, warranties, guaranties, and indemnities in favor of the Seller relating to or affecting the ownership, maintenance or use of the Property, together with any and all amendments, modifications or supplements thereto (collectively, the "Intangibles").

Personal Property:         All items of tangible personal property
                           owned by Seller located at or attached and appurtenant to or forming a part of the Property.

Property:                  The Real Property, the Personal Property, and the
                           Operating Agreements.

Property Address:          Research Triangle Park Site 12
                           Buildings 13, 14 and 15
                           7301-13 Kit Creek Road
                           7301-14 Kit Creek Road
                           7301-15 Kit Creek Road
                           Research Triangle Park, North Carolina 27709

Purchase Price:            $23,968,760.00, all cash.

Real Property:             The Land and the Improvements.

Review Period:             The period commencing as of June 30, 2004 (which the
                           parties acknowledge is the commencement date of the Review Period even though such date is before the date this Agreement is fully executed), and ending immediately prior to the Closing.

Seller:                    Cisco Systems, Inc., a California corporation

Seller's Address:          170 West Tasman Drive
                           San Jose, California 95134-1706
                           Attn: Director, Americas Real Estate

Tenants:                   None.

Title Company/             Chicago Title Insurance Company
Escrow Agent:              150 Fayetteville Street Mall, Suite 1130 (27601)
                           P.O. Box 1880
                           Raleigh, North Carolina 27602-1883
                           Attn: Ms. Dixie R. Ladrie

b.       The following terms are defined in the referenced portion of this
         Agreement:

          Defined Term                            Defined In
Agreement                                   Preliminary Statement
Buyer's Agents                              Section 4
Closing                                     Section 7.a
Contingencies                               Section 5.a
Deed                                        Section 2.a
Forced Removal Title Exceptions             Section 6.c
General Instrument                          Section 2.b
Hazardous Substances                        Section 11.k
Mortgage Exceptions                         Section 6.c
Notice                                      Section 21
Review Materials                            Section 4
Seller's Documents                          Section 8.a
Specimen Title Policy                       Section 6.a
Survey                                      Section 6.a
Title Commitment                            Section 6.a
Title Requirements                          Section 6.a

         2.       PURCHASE OF PROPERTY: PAYMENT OF PURCHASE PRICE.

         Seller shall sell the Property to Buyer, and Buyer shall purchase the Property from Seller, subject to all of the terms, covenants and conditions hereinafter set forth in this Agreement.

                  a. Real Property. Seller shall sell the Real Property to Buyer, and Buyer shall purchase the Real Property from Seller, on all of the mutual terms, covenants and conditions hereinafter set forth in this Agreement. The Real Property shall be conveyed to Buyer by a Special Warranty Deed ("DEED") in the form attached hereto as Exhibit B and incorporated herein by this reference.

                  b. Other Interests. All other interests of Seller in the Property (including the Personal Property) shall be transferred and assigned by Seller to Buyer pursuant to the General Instrument of Transfer ("GENERAL INSTRUMENT") in the form annexed hereto as Exhibit C and incorporated herein by this reference.

         3.       [Intentionally Deleted]

         4.       DELIVERY OF MATERIALS FOR REVIEW; CONFIDENTIALITY.

         In connection with Buyer's acquisition of the Property, Seller has delivered to Buyer or made available to Buyer for its review at the Property, at Seller's Address or at the offices of O'Brien/Atkins Associates, PA, located in Research Triangle Park, North Carolina, any operating files maintained by Seller or its property manager in connection with the leasing, current maintenance and/or management of the Property, including, without limitation, operating agreements, insurance policies, bills, invoices, receipts and other general records relating to the income and expenses of the Property, correspondence, surveys, plans and specifications, warranties for services and materials provided to the Property, environmental audits and similar materials, but excluding materials not directly related to the leasing, current maintenance and/or management of the Property such as, without limitation, Seller's internal memoranda, financial projections, budgets, appraisals, accounting and tax records and similar proprietary, elective or confidential information ("REVIEW MATERIALS"). In addition to the Review Materials, Seller has made available to Buyer at such place or places at the Property, in the offices of the property manager or elsewhere as the same may be located, copies of all other materials and other information in connection with the leasing, current maintenance and/or management of the Property, to the extent the same were requested by Buyer.

         The Review Materials and all materials, books and records made available to or examined by or on behalf of Buyer pursuant to this Agreement shall: (i) be held in strict confidence by Buyer; (ii) not be used for any purpose other than the investigation and evaluation of the Property by Buyer and its lenders, attorneys, engineers, consultants and representatives (collectively, "BUYER'S AGENTS"); and (iii) not be disclosed, divulged or otherwise furnished to any other person or entity except to Buyer's Agents or as required by law. If this Agreement is terminated for any reason whatsoever, Buyer shall return to Seller all of the Review Materials, in the possession of Buyer and Buyer's Agents. The provisions of this Section shall survive the termination of this Agreement.

         5.       CONTINGENCIES.

                  a. Contingencies to Purchase. Buyer's obligation to purchase the Property is subject to the satisfaction of the contingencies described below ("CONTINGENCIES TO PURCHASE").

                           (1) Seller shall have delivered to Escrow Agent or Buyer all of the items required to be delivered to Escrow Agent or Buyer pursuant to the terms of this Agreement, including but not limited to, those required to be delivered by Seller pursuant to
         Section 8.

                           (2) All of the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the Closing Date (with appropriate modifications permitted under this Agreement or not materially adverse to Buyer).

                           (3) Seller shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Seller as of the Closing Date.

                  b. Contingencies to Sell. Seller's obligation to sell the Property is subject to the satisfaction of the contingencies described below ("CONTINGENCIES TO SELL").

                           (1) Seller shall have received the Purchase Price as adjusted pursuant to and payable in the manner provided for in this Agreement.

                           (2) Buyer shall have delivered to Escrow Agent or Seller all of the items required to be delivered to Escrow Agent or Seller pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 8.

                           (3) All of the representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects as of the date of Closing.

                           (4) Buyer shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Buyer as of the date of Closing.

                           (5) Seller shall have received written approval of this transaction from Research Triangle Foundation of North Carolina.

                  6. TITLE. At Closing, Seller shall convey and transfer to Buyer such title to the Property as will enable the Title Company to issue to Buyer, at Buyer's expense, an ALTA Owner's Policy of Title Insurance (the "TITLE POLICY") covering the Property, in the full amount of the Purchase Price. Notwithstanding anything contained herein to the contrary, the Property shall be conveyed subject to the following matters, which shall be deemed to be Permitted
Exceptions: (i) the lien of all ad valorem real estate taxes and assessments not yet due and payable as of the date of Closing, subject to adjustment as herein provided; (ii) local, state and federal laws, ordinances or governmental regulations, including but not limited to, building and zoning laws, ordinances and regulations, now or hereafter in effect relating to the Property; and (iii) items appearing of record (other than the Forced Removal Title Exceptions (as defined below)) or shown on the Survey.

                  (a) Title Commitment; Survey. Buyer, at Buyer's expense, shall have the right to cause the issuance of (i) a commitment of the Title Company ("TITLE COMMITMENT") for an owner's title insurance policy in the form of a specimen ALTA Form B (1987) with respect to the Real Property ("SPECIMEN TITLE POLICY"), containing such endorsements, affirmative coverages, deletions of printed exceptions and title exceptions, and reinsurance agreements as Buyer shall approve, and Title Company agrees to issue, and specifying Title Company's requirements relating to the issuance of such Specimen Title Policy ("TITLE REQUIREMENTS") and (ii) an ALTA survey of the Real Property by a duly licensed surveyor showing all physical conditions affecting the Real Property sufficient for the deletion of the survey exception in accordance with the Title Requirements ("SURVEY").

                  (b)      [Intentionally Deleted]

                  (c) Forced Removal Title Exceptions. Seller hereby agrees that it shall remove (x) a mechanic's or materialman's lien for work performed on the Property at the request of Seller; or (y) a mortgage or related security documents or similar encumbrance given to secure indebtedness for money borrowed by Seller ("MORTGAGE EXCEPTIONS") (all of the foregoing in (x) and (y)) hereinafter collectively referred to as "FORCED REMOVAL TITLE EXCEPTIONS").

         7.       CLOSING REQUIREMENTS.

                  a. The Closing. On the Closing Date, all matters to be performed under this Agreement incident to the sale of the Property, and the payment of the Purchase Price (collectively, "CLOSING") shall be performed at the offices of Escrow Agent in Raleigh, North Carolina, or other mutually acceptable location agreed to in writing by Buyer and Seller. The Closing shall commence at 10:00 a.m. Notwithstanding anything in this Section 7.a to the contrary, the parties agree to use commercially reasonable efforts to pre-close the transaction contemplated hereby (i.e., sign documents into escrow) on the business day immediately preceding the then-scheduled date of Closing.

                  b. Possession and Condition of the Property. Without limiting the generality of the foregoing, at Closing full possession of the Real Property is to be delivered to Buyer, subject to the Permitted Exceptions.

         8.       CLOSING DELIVERIES.

                  a. Seller's Deliveries. Seller shall deliver or cause to be delivered the following documents ("SELLER'S DOCUMENTS") at or prior to the
Closing:

                           (1)      The duly executed and acknowledged Deed.

                           (2) A certification duly executed by Seller under penalty of perjury stating that Seller is not a "foreign person" within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended, in the form annexed hereto as Exhibit E.

                           (3) Originals (or copies thereof if originals are not available) of all documents and materials in the possession of Seller or Seller's agents assigned pursuant to the General Instrument.

                           (4) Originals (or copies thereof if originals are not available) of all Review Materials if not already provided, and all other books and records of Seller in the possession or control of Seller pertaining in a material way to the operation and management of the Property (excluding materials not directly related to the maintenance, operation or management of the Property such as, without limitation, Seller's internal memoranda, financial projections, budgets, appraisals, accounting and income tax records and similar proprietary, elective or confidential information).

                           (5)      [Intentionally Deleted]

                           (6)      [Intentionally Deleted]

                           (7) Such affidavits as the Title Company may reasonably require in order to omit from any title insurance policy issued to Buyer or Buyer's mortgagee except for (i) parties in possession and (ii) mechanic's liens created by or through Seller.

                           (8)      Any corporate, partnership or other
         authorization documents necessary to record the Deed.

                           (9) Evidence as the Title Company may reasonably require as to the authority of any individuals or constituent members in Seller to execute any instruments executed and delivered by Seller at Closing.

                           (10) Any of the following which are requested by Buyer and in the possession of or reasonably available to Seller: any and all keys, and lock and safe combinations.

                           (11) Additional documents reasonably required by the Title Company to consummate the transaction expressly contemplated by this Agreement.

                  b. Mutual Deliveries. Buyer and Seller shall deliver or cause to be delivered the following at or prior to the Closing:

                           (1) Executed counterparts of the General Instrument; and

                           (2)      A closing statement reflecting the
         adjustments made at the Closing and described in Section 9 hereof.

                  c.       Buyer's Deliveries. Buyer shall, at or prior to the
Closing:

                           (1) Pay to Seller the full amount of the Purchase Price (plus any additional funds necessary to pay Buyer's share of closing costs and prorations, as hereinafter set forth) by wire transfer of immediately available funds; and

                           (2)      [Intentionally Deleted]

                           (3) Deliver evidence as the Title Company may reasonably require as to the authority of any individuals or constituent members in Buyer to execute any instruments executed and delivered by Buyer at Closing.

         9. CLOSING COSTS AND PRORATIONS. At Closing, closing costs shall be paid and prorations made as follows:

                  a. Closing Costs. Seller shall pay: (a) the fees of any counsel representing it in connection with this transaction; (b) one-half (1/2) of any escrow fee which may be charged by the Title Company; and (c) all state, county, or local transfer (excise) taxes. Buyer shall pay: (u) the fees of any counsel representing it in connection with this transaction; (v) recording charges and costs; (x) the fee for any title exam and the title insurance premium for the Owner's title insurance policy issued at Closing to Buyer by the Title Company; (y) the costs for the Survey; and (z) one-half (1/2) of any escrow fee charged by the Title Company.

                  b. Prorations. The Purchase Price shall be subject to the following prorations. All such prorations shall be made so that Buyer has the benefit of rent and bears the burden of expenses as of 12:01 a.m. on the date of Closing.

                           (1) Taxes. Non-delinquent real property taxes and non-delinquent general and special assessments shall be prorated through the Closing Date on the basis of the calendar year for such taxes and assessments. Delinquent real property taxes or delinquent general or special assessments shall be paid at Closing, and Seller shall be charged an amount equal to that portion of such taxes or assessments which relates to the period prior to Closing. If the Closing Date shall occur before the real property tax rate for such calendar year is fixed, the apportionment of taxes shall be made on the basis of the taxes assessed for the preceding calendar year. After the real property taxes are finally fixed for the calendar year in which the Closing Date occurs, Seller and Buyer shall make a recalculation of the apportionment of such taxes, and Seller or Buyer, as the case may be, shall make an appropriate payment to the other based on such recalculation. To the extent Seller has undertaken to obtain any real estate tax abatement, the amount of the net proceeds of such tax abatement shall be prorated through the Closing Date, if, as and when such proceeds are paid by the applicable governmental taxing authority.

                           (2) Utilities. Final readings on all gas, water and electric meters shall be made as of the Closing Date, if possible. If final readings are not possible, gas, water and electricity charges will be prorated based on the most recent period for which costs are available. Any deposits made by Seller with utility companies shall be returned to Seller by such utility companies. Buyer shall be responsible for making all arrangements for the continuation of utility services.

         Notwithstanding any of the foregoing provisions: the Personal Property is included in this sale, without further charge, except that Buyer shall pay to Seller the amount of any and all sales or similar taxes payable in connection with the Personal Property, if any, and Buyer shall execute and deliver any tax returns required of it in connection therewith, said obligations of Buyer to survive Closing.

         10.      DEFAULT.

                  a. Buyer's Default. If Seller is not in default of Seller's representations, warranties and covenants under this Agreement and is ready, willing and able to convey the Property in accordance with this Agreement, and Buyer fails to consummate this Agreement and take title, then the parties hereto recognize and agree that the damages that Seller will sustain as a result thereof will be substantial, but difficult if not impossible to ascertain and Seller shall, as its sole remedy, be entitled to retain the Deposit as liquidated damages, and not as a penalty and neither party shall have any further rights or obligations with respect to the other under this Agreement, except for the those which are expressly stated to survive termination of this Agreement. Buyer agrees not to interpose any defense or otherwise seek to interfere with Seller's retention and ownership of the Deposit.

                  b. Seller's Default. In the event that Buyer is not in default of Buyer's representations, warranties and covenants under this Agreement and is ready, willing and able to take title to the Property in accordance with this Agreement, and Seller fails to consummate this Agreement and convey title as set forth herein, Buyer shall have an action for specific performance of Seller's obligations to execute the documents required to convey the Property to Buyer, it being understood that the remedy of specific performance shall not be available to enforce any other obligation of Seller hereunder; alternatively, Buyer may elect to terminate this Agreement and recover the Deposit. In either such case, Buyer shall have no right to an action for damages against Seller other than for the return of the Deposit. Buyer shall be deemed to have elected to terminate this Agreement and receive back the Deposit if Buyer fails to file suit for specific performance against Seller in a court having jurisdiction in the county and state in which the Property is located, on or before sixty (60) following the date upon which Closing was to have occurred.

         11. SELLER'S REPRESENTATIONS AND WARRANTIES. Seller hereby makes the following representations and warranties to Buyer as of the Effective Date:

                  a. Due Authorization. Seller is duly organized, validly existing, and in good standing under the laws of the State of California, has all necessary power and authority to own and use its properties and to transact the business in which it is engaged, and has full power and authority to enter into this Agreement, to execute and deliver the documents and instruments required of Seller herein, and to perform its obligations hereunder. Seller is duly authorized to execute and deliver, and perform this Agreement and all documents and instruments and transactions contemplated hereby or incidental hereto.

                  b. Leases. There are no leases or occupancy agreements to which Seller is a party affecting the Property.

                  c. No Conflict. The execution and delivery of, and consummation of the transactions contemplated by this Agreement is not prohibited by, and will not conflict with, constitute grounds for termination of, or result in the breach of any agreement or instrument to which Seller is now a party or otherwise subject.

                  d. Notices. To Seller's knowledge, prior to the Effective Date Seller has received no written notice or citation (a "NOTICE") from any federal, state, county or municipal authority or any other party alleging any fire, health, safety, building pollution, environmental, zoning or other violation of any law, regulation, permit, order or directive in respect of the Property or any part thereof which violation remains outstanding.

                  e. Legal Proceedings. Seller has received no written notice of any actions, suits or proceedings, pending before any court, commission, agency or other administrative authority against, or affecting the Property which, if adversely determined, could individually or in the aggregate have a materially adverse effect on title to the Property or any portion thereof or which could in any material way interfere with the consummation by Seller of the transaction contemplated by this Agreement.

                  f.       [Intentionally Deleted]

                  g. Eminent Domain. Seller has received no written notice from any governmental authority that any eminent domain proceedings relating to the Property are pending, and to Seller's knowledge no such proceedings are threatened.

                  h. No Other Contracts. There are no other written agreements affecting the Property by which Purchaser would be bound other than the Operating Agreements, the Permitted Exceptions and this Agreement (and the closing documents executed by Buyer in connection herewith).

                  i. Updating of Schedules Exhibits Representations and Warranties. Seller shall modify, update and supplement all representations, warranties, exhibits and schedules attached to or delivered in connection with this Agreement through the Closing Date to the extent required to make such representations, warranties, exhibits and schedules true, accurate and complete.

                  j. As-Is Purchase. As a material inducement to Seller to execute this Agreement, Buyer acknowledges, represents and warrants that, subject to and in reliance on the representations and warranties of Seller set forth in this Section 11, upon the satisfaction or waiver of the Contingencies
(i) Buyer will have fully examined and inspected the Property, together with the Review Materials and such other documents and materials with respect to the Property which Buyer deems necessary or appropriate in connection with its investigation and examination of the Property, (ii) Buyer will have accepted the foregoing and the physical condition, value, presence/absence of Hazardous Substances, financing status, use, leasing, operation, tax status, income and expenses of the Property, (iii) except with respect to Seller's representations and warranties as set forth in this Section 11 (subject to the limitations set forth in this Section 11, including, without limitation, in subsections l and
m), the Property will be purchased by Buyer "AS IS" and "WHERE IS" and with all faults and, upon Closing, Buyer shall assume responsibility for the physical condition of the Property and (iv) Buyer will have decided to purchase the Property solely on the basis of its own independent investigation. Except as expressly set forth herein or in Seller's Documents, Seller has not made, does not make, and has not authorized anyone else to make any representation as to the present or future physical condition, value, presence/absence of Hazardous Substances, financing status, leasing, operation, use, tax status, income and expenses or any other matter or thing pertaining to the Property, and Buyer acknowledges that no such representation or warranty has been made and that in entering into this Agreement it does not rely on any representation or warranty other than those expressly set forth in this Agreement or in Seller's Documents. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN SELLER'S DOCUMENTS, SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED OR ARISING BY OPERATION OF LAW, INCLUDING, WITHOUT LIMITATION, ANY WAY OF CONDITION, HABITABILITY, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY. Seller shall not be liable for or bound by any verbal or written statements, representations, real estate broker's "setups" or information pertaining to the Property furnished by any real estate broker, agent, employee, servant or any other person unless the same are specifically set forth in this Agreement or in Seller's Documents. The provisions of this Section l1.j. shall survive the Closing. If Buyer shall proceed to Closing with actual knowledge of any matter, or as to any matter set forth in the Review Materials which is in conflict with any of Seller's representations, warranties or indemnities made in this Agreement, Buyer shall be deemed to have waived such Seller's representations, warranties or indemnities to the extent inconsistent with such actual knowledge or the contents of such Review Materials.

                  k. Environmental Status. Except as disclosed in Exhibit F and the additional reports and/or governmental files referred to therein, to Seller's knowledge, Seller has received no written notification that any governmental or quasi-governmental authority has determined that there are any violations of any environmental statutes, ordinances or regulations affecting the Property. As used herein, the term "HAZARDOUS SUBSTANCES" shall include, asbestos-containing materials, polychlorinated biphenyls, flammable materials, explosives, radioactive materials, petroleum products and those materials or substances now or heretofore defined as "hazardous substances," "hazardous materials," "hazardous waste," "toxic substances," or other similar designations under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., the Clean Air Act, 42 U.S.C.
Section 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Refuse Act, 33 U.S.C. Section 407 et seq., together with all implementing regulations or any other applicable similar state federal, county, regional, municipal or local law, statute, ordinance, rule or regulation governing the control of substances dangerous to public health or safety as same may be amended from time to time.

                  l. Limitation of Seller's Representations. All representations and warranties made by Seller in this Agreement, unless expressly provided otherwise, shall not survive the Closing. Where representations and warranties are made in this Agreement to "Seller's knowledge," such phrase shall mean and be limited to the actual knowledge of Suzanne Cooper, Chris Kite and Thomas Colwell (the "DESIGNATED EMPLOYEES") and shall not be construed, by imputation or otherwise, to refer to the knowledge of Seller or any affiliate of Seller, to any property manager or to any officer, agent, manager, representative or employee of Seller or any affiliate of Seller, or to impose upon such Designated Employees any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains.

                  m. Survival of Seller's Representations and Warranties. The representations and warranties of Seller set forth in this Section 11, as updated by the certificate of Seller to be delivered to Buyer at Closing in accordance with Section 8.a(6) hereof, shall survive Closing for a period of twelve (12) months. No claim for a breach of any representation or warranty of Seller shall be actionable or payable (a) if the breach in question results from or is based on a condition, state of facts or other matter which was actually known to Buyer or disclosed in writing to Buyer prior to Closing, (b) unless the valid claims for all such breaches collectively aggregate more than Fifty-Thousand Dollars ($50,000.00), in which event the full amount of such claims shall be actionable, and (c) unless written notice containing a description of the specific nature of such breach shall have been given by Buyer to Seller prior to the expiration of said twelve (12) month period and an action shall have been commenced by Buyer against Seller within ninety (90) days after the termination of the survival period provided for above in this Section. Buyer agrees to first seek recovery under any insurance policies and service contracts prior to seeking recovery from Seller, and Seller shall not be liable to Buyer if Buyer's claim is satisfied from such insurance policies and service contracts. As used herein, the term "Cap" shall mean the total aggregate amount of One Million Dollars ($1,000,000.00). In no event shall Seller's aggregate liability to Buyer under this Agreement, for breach of any representation or warranty of Seller in this Agreement or the certificate to be delivered by Seller at Closing pursuant to Section 8.a(6) hereof or otherwise for any other breach by Seller under this Agreement, exceed the amount of the Cap.

         12. BUYER'S REPRESENTATIONS AND WARRANTIES. Buyer hereby makes the following representations and warranties to Seller as of the Effective Date:

                  a. Due Authorization. Buyer is duly organized, validly existing, and in good standing under the laws of the State of Delaware, is duly qualified and in good standing under the laws of the State of North Carolina, has full power to execute, deliver and carry out the terms and provisions of this Agreement and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and the individual(s) executing this Agreement on behalf of Buyer has the authority to bind Buyer to the terms and conditions of this Agreement.

                  b. Enforceability. This Agreement and all documents required hereby to be executed by Buyer, when so executed, shall be legal, valid, and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting the rights of creditors generally and, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

         13.      GENERAL COVENANTS. The parties covenant to do the following.

                  a.       [Intentionally Deleted]

                  b. Entry; Buyer's Inspection; Termination. During the Review Period, Buyer and Buyer's Agents may enter the Property from time to time (and without unreasonably interfering with the operation of the Property) for purposes of (i) performing non-invasive physical tests (except that Buyer may perform minor testing to determine the presence of asbestos-containing materials, termites and other wood destroying insects, provided that all damage resulting therefrom is promptly repaired by Buyer at its sole expense and to Seller's reasonable satisfaction) and (ii) conduct any and all engineering, environmental and other inspections at the Property and examine and evaluate relevant agreements and documents within the possession of Seller or subject to its control as Buyer may reasonably request. No soil and/or ground water sampling shall be performed unless and until the location, scope and methodology of such sampling and the environmental consultant selected by Buyer to perform such sampling have all been approved by Seller. Prior to conducting any such sampling, Buyer shall have a utility mark-out performed for the Property. Copies of all environmental and engineering reports prepared by or on behalf of Buyer with respect to the Property shall be provided promptly to Seller. With respect to Buyer's right to inspect the Property, Buyer agrees that each inspection shall be performed during normal business hours or at such other times as Seller and Buyer shall mutually agree. Seller shall have the right, at its option, to cause Seller's representative to be present at all inspections, reviews and examinations conducted on the Property by Buyer. All communications in connection with this Agreement and/or access to the Property shall be through Suzanne Cooper and no one else. Such inspections, assessments and tests shall not damage the Property in any respect, shall not be invasive in any respect (unless Buyer obtains Seller's prior written consent), and shall be conducted in accordance with standards customarily employed in the industry and in compliance with all governmental laws, rules and regulations. Following each entry by Buyer with respect to inspections and/or tests on the Property, Buyer shall restore the Property to a condition which is as near to its original condition as existed prior to any such inspections and/or tests. Buyer shall not contact any third parties in connection with the Property without obtaining Seller's prior consent and shall not disrupt Seller's activities on the Property. Buyer shall obtain, pay for, and maintain at all times during the term of this Agreement, insurance policies and minimum limits of coverage as designated below, and any other insurance required by law, regulation or order, with insurance companies licensed to do business in the state in which Buyer's activities hereunder are to be performed, with an A.M. Best's Insurance Rating of A:VIII or better. In no way do these minimum requirements limit the liability assumed elsewhere in this Agreement, including but not limited to Buyer's defense and indemnity obligations.

                  (i) Workers' Compensation insurance as required by any applicable law or regulation, and Employer's Liability insurance in amounts not less than $1,000,000;

                  (ii) Commercial General Liability insurance on an occurrence, not claims-made, basis, including coverage for bodily injury, property damage, personal and advertising injury, products/completed operations, contractual liability and cross liability, covering all operations by or on behalf of Buyer arising out of or connected with this Agreement, with the minimum limits of $1,000,000.00 per occurrence and $2,000,000.00 in the annual aggregate, and including Seller as an additional insured, but only to the extent of Buyer's indemnity obligations pursuant to this Agreement;

                  (iii) Automobile Liability insurance covering all Buyer's owned, hired and non-owned vehicles used in connection with this Agreement, providing coverage of $1,000,000.00 combined single limit; and

                  (iv) Umbrella and/or Excess Liability insurance on an occurrence, not claims-made, basis, with minimum limits of $5,000,000.00 per occurrence excess of Buyer's Employer's Liability, Commercial General Liability and Automobile Liability policies, and with coverage terms at least as broad as the underlying insurance

Buyer's insurance shall be primary to and noncontributory with any and all other insurance maintained by or otherwise afforded to Seller. Except where prohibited by law, Buyer's insurers shall waive all rights of recovery or subrogation against Seller, but only to the extent of liabilities falling within Buyer's indemnity obligations under this Agreement. Buyer shall deliver to Seller certificates of insurance evidencing the coverages outlined above at the time this Agreement is executed or within a reasonable time thereafter and within a reasonable time after such coverage is renewed or replaced. All such certificates shall provide that the insurer will endeavor to provide Seller with 30 days prior written notice in the event of cancellation or non-renewal of coverage. The provisions of this Section 13.b shall survive the Closing or the earlier termination of this Agreement.

                  c.       [Intentionally Deleted]

                  d. Tenant Estoppels. No estoppels are required to be obtained or delivered by Seller in connection with the transaction contemplated by this Agreement.

         14. USE OF PROCEEDS TO CLEAR TITLE. Any unpaid taxes, assessments, water charges and sewer rents, together with the interest and penalties thereon, which are due and payable on or before the Closing Date, and any other liens and encumbrances which Seller is obligated to pay and discharge, together with the cost of recording and filing any instruments necessary to discharge such liens and encumbrances of record, may be paid out of the proceeds of the monies payable on the Closing Date provided satisfactory arrangements are made with the Title Company to ensure obtaining and recording of discharges with respect to the same.

         15. SURVIVAL. The terms, covenants and indemnities contained in this Agreement required to be operative after delivery of the Deed shall survive delivery of the Deed without limitation as to time, unless a time limitation is expressly provided, and shall not be deemed to have been merged in the Deed.

         16. DAMAGE TO PROPERTY. If the Property or any part thereof (i) is damaged by casualty or (ii) is taken by exercise of the power of eminent domain prior to the Closing Date, and in the case of either such casualty or taking the damage to the Property exceeds One Million Dollars ($1,000,000), as reasonably determined by Seller, Buyer may terminate this Agreement by notice given to Seller within ten (10) business days of the date Seller gives notice to Buyer of such casualty or taking. If Buyer does so terminate this Agreement, Seller shall promptly return the Deposit to Buyer. If Buyer does not so terminate this Agreement or such damage does not exceed One Million Dollars ($1,000,000) the parties shall proceed to Closing without any reduction in the Purchase Price except as specifically provided below. At the Closing, Seller shall assign to Buyer all insurance proceeds arising from the casualty, together with a credit against the Purchase Price equal to the deductible amount under the applicable insurance policy, or pay over or assign to Buyer all awards recovered or recoverable on account of such taking. As an inducement to Buyer to agree to the provisions of this Section 16, Seller represents to Buyer that Seller maintains property insurance for the Property through a program of self insurance in an amount equal to the full replacement cost of the Improvements, and Seller agrees to continue coverage in such amount in effect through the Closing Date.

         17. BROKERAGE COMMISSION. Seller and Buyer each warrant to the other party that its sole contact with the other party or the Property regarding this transaction has been directly with the other party. Nevertheless, Seller has communicated with The Staubach Company ("STAUBACH") and Buyer has communicated with Tri Properties ("TP") and Commercial Carolina Corporation ("CCC") in connection with the transaction contemplated by this Agreement. Seller has agreed to pay a commission to Staubach in connection with the transaction contemplated by this Agreement in the amount of one hundred thousand dollars ($100,000.00). As an accommodation, Seller has agreed to pay a commission directly to each of TP and CCC in connection with the transaction contemplated by this Agreement in the amount of one quarter of one percent (.25%) of the Purchase Price (collectively, the "Cisco Share"). Neither Staubach, CCC nor TP shall be entitled to any other commission, brokerage fee, or other compensation from Seller in connection with this transaction. Any additional compensation which may be due to TP and CCC shall be payable from Buyer only. The foregoing commissions shall be earned, due and payable only upon consummation of Closing (including recordation of the Deed and receipt of Seller's funds) and not otherwise. In the event Closing (including recordation of the Deed and receipt of Seller's funds) does not occur, for whatever reason, whether by default of Buyer or Seller, or otherwise, Staubach, TP and CCC hereby waive any right to any fee or commission and any claim or right of claim to any fee or commission, including, without limitation, a claim of frustration of commission. Seller and Buyer further warrant to each other that no other broker or finder can properly claim a right to a commission or finder's fee based upon contacts between the claimant and the warranting party with respect to the other party or the Property. Seller and Buyer shall indemnify, defend, protect and hold the other party harmless from and against any loss, cost or expense, including, but not limited to, reasonable attorneys' fees and court costs, resulting from any claim for a fee or commission by any broker or finder in connection with the Property and this Agreement resulting from the indemnifying party's actions or a breach of any of the foregoing provisions. Without limiting the foregoing, Buyer specifically agrees to indemnify Cisco for any amounts that may be payable to TP or CCC over and above the Cisco Share and for any loss, cost or expense, including, but not limited to, reasonable attorneys' fees and court costs, resulting from CCC's or TP's failure to sign the signature block of this Agreement. The foregoing indemnities shall survive the Closing.

         18. SUCCESSORS AND ASSIGNS. The terms, covenants and conditions herein contained shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto. Buyer may not assign its rights under this Agreement without first obtaining Seller's written approval, which approval may be given or withheld in Seller's sole and absolute discretion. No assignment shall release or otherwise relieve Buyer from any obligations hereunder.

         19. ENTIRE AGREEMENT. This Agreement contains all of the covenants, conditions and agreements between the parties and shall supersede all prior correspondence, agreements and understandings, both verbal and written. The parties intend that this Agreement constitute the complete and exclusive statement of its terms and that no extrinsic evidence may be introduced in any proceeding involving this Agreement.

         20. ATTORNEYS' FEES. In the event of any litigation regarding the rights and obligations under this Agreement or in the Escrow Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and court costs. Each party shall bear its own attorneys' fees in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereunder.

         21. NOTICES. Any notice, demand, request, consent, approval, disapproval or certificate ("NOTICE") required or desired to be given under this Agreement shall be in writing and given by certified mail, return receipt requested, by personal delivery or by Federal Express or a similar nationwide over-night delivery service providing a receipt for delivery. Notices may not be given by facsimile. The date of giving any Notice shall be deemed to be the date upon which delivery is actually made by one of the methods described in this
Section 12.7 (or attempted if said delivery is refused or rejected). If a Notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day. All notices, demands, requests, consents, approvals, disapprovals, or certificates shall be addressed as follows:

                  If to Buyer:       Network Appliance, Inc.
                                     495 East Java Drive
                                     Sunnyvale, California 94089
                                     Attn: Mr. Thomas Bryant

                  with a copy to:    Cox, Castle & Nicholson LLP
                                     555 Montgomery Street
                                     Suite 1500
                                     San Francisco, California 94111
                                     Attn: Doug Van Gessel, Esq.

                  If to Seller:      Cisco Systems, Inc.
                                     170 West Tasman Drive
                                     San Jose, California 95134-1706
                                     Attn: Director of Americas Real Estate

                  with a copy to:    Piper Rudnick LLP
                                     1200 Nineteenth Street, N.W.
                                     Washington, D.C. 20036
                                     Attn: Jeffrey R. Keitelman, Esq.

Either party may change its address by giving reasonable advance written Notice of its new address in accordance with the methods described in this Section 21.

         22. EXHIBITS AND DEFINED TERMS. All exhibits attached hereto are incorporated herein by reference thereto. All of the terms and definitions set forth in the Defined Terms section are incorporated in this Agreement by reference thereto.

         23. TIME. Time is of the essence of every provision herein contained. When the last day for the performance of any act permitted or required hereunder falls on any day which is not a business day in the City of Raleigh, North Carolina, such act may be performed on the next business day in said city. When an act must be performed or a notice given by the end of a specified day, such act must be performed or such notice given by 5:00 p.m. in the City of Raleigh, North Carolina.

         24. CONFIDENTIALITY. Buyer and its representatives shall hold in strictest confidence all data and information obtained with respect to Seller or its business, whether obtained before or after the execution and delivery of this Agreement, and shall not disclose the same to others; provided, however, that it is understood and agreed that Buyer may disclose such data and information to the employees, consultants, accountants and attorneys of Buyer provided that such persons agree in writing to treat such data and information confidentially. In the event this Agreement is terminated or Buyer fails to perform hereunder, Buyer shall promptly return to Seller any statements, documents, schedules, exhibits or other written information obtained from Seller in connection with this Agreement or the transaction contemplated herein. It is understood and agreed that, with respect to any provision of this Agreement which refers to the termination of this Agreement and the return of the Deposit to Buyer, such Deposit shall not be returned to Buyer unless and until Buyer has fulfilled its obligation to return to Seller the materials described in the preceding sentence. In the event of a breach or threatened breach by Buyer or its agents or representatives of this Section 24, Seller shall be entitled to an injunction restraining Buyer or its agents or representatives from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting Seller from pursuing any other available remedy at law or in equity for such breach or threatened breach. The provisions of this
Section 24 shall survive Closing or any early termination of this Agreement.

         25. APPLICABLE LAW. This Agreement shall be governed by the laws of the State of North Carolina.

         26. NO ORAL MODIFICATION OR WAIVER. This Agreement may not be changed or amended orally, but only by an agreement in writing. No waiver shall be effective hereunder unless given in writing, and waiver shall not be inferred from any conduct of either party.

         27. NO RECORDING. Buyer agrees that it shall not record or file this Agreement or any summary of the provisions thereof. Any such recording or filing shall automatically render this Agreement null and void.

         28. COUNTERPARTS; ELECTRONIC COPY. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement is legally effective, valid, and enforceable despite the fact that it or signatures on it may be in electronic form or that it may have been created, transmitted, stored, or otherwise handled or formed, in whole or in part, by electronic means.

         29. CAPTIONS. The captions of this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope, meaning or intent of this Agreement.

         30. SEVERABILITY. The invalidation or unenforceability in any particular circumstance of any of the provisions of this Agreement shall in no way affect any of the other provisions hereof which shall remain in full force and effect.

         31. NO JOINT VENTURE. This Agreement shall not be construed as in any way establishing a partnership, joint venture, express or implied agency, or employer-employee relationship between Buyer and Seller.

         32. NO THIRD PARTY BENEFICIARIES. This Agreement is for the sole benefit of the parties hereto, their respective successors and permitted assigns, and no other person or entity shall be entitled to rely upon or receive any benefit from this Agreement or any term hereof.

         33. NO PERSONAL LIABILITY. No general or limited partner of Seller, no officer, director, or stockholder or member of any corporation or limited liability company which is a partner at any tier in Seller, no disclosed or undisclosed principal of Seller, and no person or entity in any way affiliated with Seller shall have any personal liability with respect to this Agreement, any instrument delivered by Seller at Closing, or the transaction contemplated hereby, nor shall the property of any such person or entity be subject to attachment, levy, execution or other judicial process. No general or limited partner of Buyer, no officer, director, or stockholder or member of any corporation or limited liability company which is a partner at any tier in Buyer, no disclosed or undisclosed principal of Buyer, and no person or entity in any way affiliated with Buyer shall have any personal liability with respect to this Agreement, any instrument delivered by Buyer at Closing, or the transaction contemplated hereby, nor shall the property of any such person or entity be subject to attachment, levy, execution or other judicial process.

         34. EXECUTION. The submission of this Agreement for examination does not constitute an offer by or to either party. This Agreement shall be effective and binding only after due execution and delivery by the parties hereto; provided, however, that this Agreement shall not be binding in any way upon Seller unless and until:

         (a) Seller shall execute and deliver the same to Buyer; and

         (b) Research Triangle Foundation of North Carolina has given its written approval thereof.

If Seller notifies Buyer in writing at or prior to Closing that this Agreement has not been approved by Research Triangle Foundation, then this Agreement shall be deemed terminated.

                         [SIGNATURES ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BUYER                                     SELLER

NETWORK APPLIANCE, INC.,                  CISCO SYSTEMS, INC.,
A DELAWARE CORPORATION                    A CALIFORNIA CORPORATION

By: /s/ STEVEN J. GOMO                    By:__________________________________
   ----------------------------------
Its: Senior Vice President of Finance     Its:_________________________________
     and Chief Financial Officer
    ---------------------------------     Date:________________________________
Date: July 27, 2004
     --------------------------------     ESCROW AGENT

                                          CHICAGO TITLE
                                          INSURANCE COMPANY

                                          By:__________________________________

                                          Its:_________________________________

                                          Date:________________________________

Staubach, CCC and TP join herein to agree to the provisions of Section 17 above.

THE STAUBACH COMPANY                      COMMERCIAL CAROLINA CORPORATION

By:__________________________________     By:__________________________________

Its:_________________________________     Its:_________________________________

Date:________________________________     Date:________________________________

                                          TRI PROPERTIES

                                          By:__________________________________

                                          Its:_________________________________

                                          Date:________________________________

                                    EXHIBIT A

                                LAND DESCRIPTION

That certain parcel of land situate in Research Triangle Park, Cedar Fork Township, Wake County, North Carolina, described more particularly as follows:

BEING all of Site 12 containing 37.8259 acres (including Surface Cover Maintenance Easement containing 0.7774 acres) as shown on that map entitled 'Exempt Subdivision Map of Site 12' prepared by Barbara H. Mulkey Engineering, Inc., on May 30, 2000 as recorded in Book of Maps 2000, Page 1300, Wake County, North Carolina Registry.

TOGETHER WITH a permanent, non-exclusive open space easement over all of that property identified as 'Natural Area Preserve' containing 26.0741 acres as shown on the aforesaid map, said easement being more particularly described in instrument recorded in Book 8706, Page 1763, aforesaid records.

                                    EXHIBIT B

                                  FORM OF DEED

       Excise Tax - $47,938.00               Recording Time, Book and Page
--------------------------------------------------------------------------------

Tax Lot No._________________________    Parcel Identifier No.______________
Verified by_________________________ County on _____________________, 20________
by______________________________________________________________________________

Mail after recording to: Edward P. Tewkesbury

                         1604 Battleground Ave., Suite B, Greensboro, NC  27408

This instrument was prepared by: Edward P. Tewkesbury

Brief description for the index:________________________________________________

                      NORTH CAROLINA SPECIAL WARRANTY DEED

THIS DEED is made on________________, 2004, by and between

            GRANTOR                                        GRANTEE
Cisco Systems, Inc.                              Network Appliance, Inc.
170 West Tasman Drive                            495 East Java Drive
San Jose, California 95134-1706                  Sunnyvale, California 94089

         The designations Grantor and Grantee include the parties, their heirs, successors, and assigns, and include the singular, plural, masculine, feminine or neuter as required by context.

         WITNESSETH, that Grantor, for valuable consideration paid by Grantee, the receipt of which is hereby acknowledged, has and by these presents does grant, bargain, sell and convey to Grantee in fee simple, the parcel of land situated in Cedar Fork Township, Wake County, North Carolina, and more particularly described on Exhibit A attached and incorporated into this Deed (the "Property").

         TO HAVE AND TO HOLD the Property, and all privileges and appurtenances thereto belonging, to Grantee in fee simple.

         And Grantor covenants with Grantee that Grantor has done nothing to impair such title as Grantor received and that Grantor will warrant and defend the title against the lawful claims of all persons claiming by, under or through Grantor, except for matters of record, to which title to the Property is subject.

         IN WITNESS WHEREOF, Grantor has caused this instrument to be signed in its corporate name by its duly authorized officer by authority of its board of directors, the date first written above.

                                 CISCO SYSTEMS, INC., a California corporation

                                 By:_________________________________
                                 Name:_______________________________
                                 Title:______________________________

County of ________________
State of _________________

         I, a Notary Public of ______________ County, _______________, certify that ____________________ personally came before me this day and acknowledged that (s)he is the ____________________ of Cisco Systems, Inc., a California corporation, and that (s)he, as _________, being authorized to do so, executed the foregoing on behalf of the corporation. Witness my hand and official seal or stamp on_________________, 2004.

My Commission Expires:_______________  ____________________________Notary Public

[Official seal or stamp]

                                    EXHIBIT C

                           FORM OF GENERAL INSTRUMENT

                         GENERAL INSTRUMENT OF TRANSFER
                   7301-13, 7301-14 and 7301-15 Kit Creek Road
                  Research Triangle Park, North Carolina 27709

         This General Instrument of Transfer ("INSTRUMENT") is made as of the ____ day of __________, 2004, by and between CISCO SYSTEMS, INC., a California corporation with a principal place of business at 170 West Tasman Drive, San Jose, California 95134-1706 ("Assignor"), and NETWORK APPLIANCE, INC., a Delaware corporation having a place of business at 495 East Java Drive, Sunnyvale, California 94089 ("Assignee").

In connection with the conveyance of certain property owned by Assignor known and numbered as Research Triangle Park Site 12 (Buildings 13, 14 and 15), 7301-13,7301-14, and 7301-15 Kit Creek Road, Research Triangle Park, North Carolina 27709, more particularly described on Schedule I attached hereto and made a part hereof (the "Premises"), and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby sells, assigns, transfers, grants and conveys unto Assignee, all of Assignor's right, title and interest in and to the following to the extent the same apply to the Premises and are transferable or assignable (collectively, the "Interests"):

1. All appurtenances and privileges belonging to the Premises and the rights, benefits and privileges of owning and operating the same;

2. All rights, entitlements and/or approvals to develop the Premises which have been or may hereafter be granted by governmental bodies having jurisdiction or authority over the Premises, and any certificates evidencing compliance therewith;

3. All variances, conditional use permits, special permits, exceptions, rezonings, general plan amendments, parcel maps, development agreements, permits, Licenses, applications, any other governmental approvals and consents (if any) relating to the Premises;

4. All guarantees, warranties, and indemnities giving rise to any rights or benefits of Assignor in respect of the Premises and all claims and/or causes of action against contractors with respect to the Premises or any part thereof or any buildings, structures or improvements thereon, provided, however, that Assignor reserves, in common with Assignee, such rights in respect of the matters assigned in this paragraph 4 as may be necessary or convenient for Assignor's discharge of liabilities, or defense of claims, relating to the Premises which are not assigned to or assumed by Buyer in connection with the acquisition of the Premises;

5. All bonds, construction contracts, architect's contracts, licenses, applications, permits, plans, drawings, specifications, "as-built" plans and/or surveys, site plans, maps, and any other plans relating to the construction of the improvements on the Premises;

6. All engineering, soils, ground water and environmental reports and other technical descriptions and environmental reports concerning the Premises; and

7. All tangible personal property owned by Assignor and located on or attached and appurtenant to, or forming part of the Premises ("PERSONAL PROPERTY").

         Assignee hereby accepts the foregoing transfer from Assignor of the above-assigned Interests.

         This Instrument shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns and shall be governed by the laws of the State of North Carolina.

         This Instrument may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Assignment under seal as of the date first written above.

ASSIGNEE                                  ASSIGNOR

NETWORK APPLIANCE, INC.,                  CISCO SYSTEMS, INC.,
A DELAWARE CORPORATION                    A CALIFORNIA CORPORATION

By:__________________________________     By:__________________________________

Its:_________________________________     Its:_________________________________

Date:______________________               Date:______________________

                                   Schedule I

                                  The Premises

That certain parcel of land situate in Research Triangle Park, Cedar Fork Township, Wake County, North Carolina, described more particularly as follows:

BEING all of Site 12 containing 37.8259 acres (including Surface Cover Maintenance Easement containing 0.7774 acres) as shown on that map entitled 'Exempt Subdivision Map of Site 12' prepared by Barbara H. Mulkey Engineering, Inc., on May 30, 2000 as recorded in Book of Maps 2000, Page 1300, Wake County, North Carolina Registry.

TOGETHER WITH a permanent, non-exclusive open space easement over all of that property identified as 'Natural Area Preserve' containing 26.0741 acres as shown on the aforesaid map, said easement being more particularly described in instrument recorded in Book 8706, Page 1763, aforesaid records.

                                    EXHIBIT D

                                   [RESERVED]

                                    EXHIBIT E

                         FORM OF NON-FOREIGN CERTIFICATE

                             NON-FOREIGN CERTIFICATE

                   7301-13, 7301-14 and 7301-15 Kit Creek Road
                  Research Triangle Park, North Carolina 27709

         Section 1445 of the Internal Revenue Code provides that a purchaser of a United States Property interest must withhold tax if the seller is a foreign person. To inform Network Appliance, Inc., a Delaware corporation ("Buyer") that withholding of tax is not required upon the disposition of a United States Property interest by Cisco Systems, Inc. ("Seller"), the undersigned hereby certifies the following on behalf of Seller:

1. Seller is not a foreign person (as that term is defined in the Internal Revenue Code and Income Tax Regulations);

2.       Seller's United States employer identification number is 77-0059951;
         and

3.       Seller's office address is        170 West Tasman Drive
                                           San Jose, California 95134-1706

Seller understands that this certification may be disclosed to the Internal Revenue Service by Buyer and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of Seller.

CISCO SYSTEMS, INC., A CALIFORNIA CORPORATION

By:__________________________________

Its:_________________________________

Date:______________________

                                    EXHIBIT F

                         ENVIRONMENTAL REPORTS SCHEDULE

                   TITLE                                  AUTHOR                      DATE
-------------------------------------------------------------------------------------------------
Phase 1 Environmental Site Assessment            Engineering Consulting        March 24, 2000
                                                 Services, LTD.

-------------------------------------------------------------------------------------------------
Abandonded Underground Natural Gas Pipeline      Arcadis Geraghty & Miller     July 12, 2000
Investigation, Research Triangle Park,           of North Carolina, Inc.
North Carolina

-------------------------------------------------------------------------------------------------
Phase 1 Environmental Site Assessment            Engineering Consulting        July 20, 2000
                                                 Services, LTD.

-------------------------------------------------------------------------------------------------
Report of Subsurface Exploration and             Engineering Consulting        July 25, 2000
Geotechnical Engineering Analysis                Services, LTD.

-------------------------------------------------------------------------------------------------
RTP Site 12 Site Plan Approval Letter            Elizabeth H.                  August 17, 2000
                                                 Rooks-Research Triangle
                                                 Foundation of North
                                                 Carolina

-------------------------------------------------------------------------------------------------
Architectural Elevation Approval for             Elizabeth H.                  September 27, 2000
Buildings 13-15                                  Rooks-Research Triangle
                                                 Foundation of North
                                                 Carolina

-------------------------------------------------------------------------------------------------
Report of Additional Subsurface                  Engineering Consulting        October 4, 2000
Explorations for the Parking Lots on Cisco       Services, LTD.
Systems Site 12 Located in Research
Triangle Park, North Carolina ECS, Ltd.
Project Number 8590

-------------------------------------------------------------------------------------------------
Right of Way Encroachment Agreement Primary      State of North Carolina       November 1, 2000
and Secondary Highways                           Wake County

-------------------------------------------------------------------------------------------------
Three Party Right of Way Encroachment            State of North Carolina       November 1, 2000
Agreement on Primary and Seconday System         Wake County

-------------------------------------------------------------------------------------------------

                   TITLE                                  AUTHOR                      DATE
-------------------------------------------------------------------------------------------------
Application for Driveway Entrance onto           Brandon H. Jones-State of     December 8, 2000
Louis Stevens Road Permit Number                 North Carolina Department
D51-40-00-259                                    of Transportation

-------------------------------------------------------------------------------------------------
Application for Driveway Entrance onto SR        Brandon H. Jones-State of     December 8, 2000
1639 Permit Number D51-40-00-252                 North Carolina Department
                                                 of Transportation

-------------------------------------------------------------------------------------------------
Encroachment Contract 12" x 8" tapping           State of North Carolina       December 29, 2000
sleeve, 8" gate valve and 20" steel carrier      Department of
pipe Louis Stevens Drive E51-40-00-0886          Transportation

-------------------------------------------------------------------------------------------------
Encroachment Contract 12" x 8" tapping           State of North Carolina       December 29, 2000
sleeve and  8" gate SR 1639 E51-40-00-0887       Department of
                                                 Transportation

-------------------------------------------------------------------------------------------------
Certificate of Substantial Completion Site       O'Brien/Atkins Associates     February 21, 2001
12

-------------------------------------------------------------------------------------------------
Encroachment Contract Tree Clearing and          State of North Carolina       August 6, 2001
Grading SR 1639 E51-4--01-0739                   Department of
                                                 Transportation

-------------------------------------------------------------------------------------------------
Cisco Systems, Inc. Building 13 Warranties,      Bovis Lend Lease, Inc.        November 6, 2001
General Information, Operations &
Maintenance Manuals, Test Reports

-------------------------------------------------------------------------------------------------
Certificate of Substantial Completion            O'Brien/Atkins Associates     November 16, 2001
Building 14

-------------------------------------------------------------------------------------------------
Cisco Systems, Inc. Building 14 Warranties,      Bovis Lend Lease, Inc.        December 14, 2001
General Information, Operations &
Maintenance Manuals, Test Reports

-------------------------------------------------------------------------------------------------
Cisco Systems, Inc. Building 15 Warranties,      Bovis Lend Lease, Inc.        February 13, 2002
General Information, Operations &
Maintenance Manuals, Test Reports

-------------------------------------------------------------------------------------------------
Cisco Systems, Inc. Site 12 Operations &         Bovis Lend Lease, Inc.        February 15, 2002
Maintenance Manuals, General Information &
Warranties

-------------------------------------------------------------------------------------------------

                   TITLE                                  AUTHOR                      DATE
-------------------------------------------------------------------------------------------------
Total Acceptance of Maintenance-Public           Jimmy Little-Development      May 9, 2002
Water and Sanitary Sewer lines                   Inspector, Town of Cary

-------------------------------------------------------------------------------------------------
Air Permit No. 9439M00                           Laura S. Butler-North         June, 04 2004
                                                 Carolina Department of
                                                 Environmental and Natural
                                                 Resources Division of Air
                                                 Quality

-------------------------------------------------------------------------------------------------